UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 3, 2012

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 LILLINGTON PARKWAY

LILLINGTON, NORTH CAROLINA 27546

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (910) 514-9701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2012, the Board of Directors of American Defense Systems, Inc. (the “Company”) elected Kevin J. Healy to the Company’s Board of Directors as a Class III director with a term expiring at the annual meeting of the Company’s stockholders in 2014, at which time his continued service on the Board of Directors will be subject to renomination and stockholder approval. Mr. Healy has not been named to any committee of the Board of Directors. With the election of Mr. Healy, the size of the Board of Directors has been increased to five members.

Mr. Healy, 50, has served as our General Counsel since January 2010 and as our Chief Operating Officer since September 2011. From October 2010 until September 2011, Mr. Healy served as our acting Chief Operating Officer. Mr. Healy has served as a Member of the Board of Directors of Sperry Associates Federal Credit Union since March 2010 and as the Vice Chairman of the Board of Directors of Sperry Associates Federal Credit Union since April 2011. From February 2008 to December 2009, he was a business and legal consultant for various private and not-for-profit companies. From June 2005 to January 2008, Mr. Healy served as General Counsel of Advanced BioPhotonics, Inc., a medical imaging technology developer whose common stock traded on the OTC Bulletin Board until May 2008. He also served as Secretary of Advanced BioPhotonics, Inc. from September 2005 to January 2008. From November 2001 to January 2005, Mr. Healy served as Corporate Counsel of the General Semiconductor Division of Vishay Intertechnology, Inc. (NYSE: VSH), a discrete semiconductor and passive electronic components manufacturer. From November 1997 to November 2001, he served as Assistant General Counsel of General Semiconductor, Inc., an international manufacturer of discrete semiconductors. Mr. Healy received his Master of Business Administration from Dowling College School of Business, Juris Doctor from St. John’s University School of Law and Bachelor of Arts degree from the State University of New York at Albany. He is admitted to the New Jersey Bar, the District of Columbia Bar, and the United States District Court, District of New Jersey.

The selection of Mr. Healy as a director was not pursuant to any arrangement or understanding between him and any other person. There have been no transactions since January 1, 2011, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which he or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2012

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer